Exhibit (s)
Calculation of Filing Fee Tables
Form N-2
(Form Type)
Blackstone Private Credit Fund
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)	—	—	—	—

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Debt	Debt Securities (1)	Rule 457(o) and Rule 415(a)(6)	$750,000,000		$750,000,000	0.00015310		N-2	333-264426	January 21, 2025	$114,825.00(4)

	Total Offering Amounts						N/A

	Total Fees Previously Paid						N/A

	Total Fee Offsets						N/A

	Net Fee Due						N/A

(1)	Debt securities may be issued at an original issue discount.
(2)	An indeterminate amount of debt securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices.
(3)
In accordance with Rule 456(b), Rule 457(r) and Rule 415(a
)
(6) u
nde
r the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.

(4)
Certain of the debt securities to be offered under this registration statement on Form N-2ASR and accompanying prospectus represent unsold debt securities previously registered on the registration statement on Form N-2 (File No. 333-264426) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission, on January 14, 2025. As of the date hereof, the maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Registration Statement (the “Unsold Securities”) is $750,000,000.00. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $114,825.00, which will be applied to the unsold debt securities that will be offered pursuant to this prospectus and future prospectus supplement(s). The registrant has terminated any
o
ffering that included the unsold debt securities under the Prior Registration Statement.